SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 15, 2004

AML Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	-	77-0130894
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Avenida Acaso, Camarillo, CA	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (805) 388 1345

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.  Results of Operations and Financial Condition.

On June 15, 2004, the Company announced its results for its fourth quarter and its results for the fiscal year ended March 31, 2004. A copy of the press release is attached as an exhibit.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AML COMMUNICATIONS, INC.

Date: June 15, 2004	By:	/s/ Susan J. Fite
Susan J. Fite
Director of Finance

Exhibit Index

No.	Document

99	Press Release dated June 15, 2004